UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2015
CELLULAR DYNAMICS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	001-36021 (Commission File Number)	26-1737267 (IRS Employer Identification No.)

525 Science Drive Madison, Wisconsin (Address of principal executive offices)	53711 (Zip Code)
Registrant’s telephone number, including area code: (608) 310-5100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 30, 2015, Cellular Dynamics International, Inc., a Wisconsin corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among FUJIFILM Holdings Corporation, a corporation organized under the laws of Japan (“Parent”), Badger Acquisition Corporation, a Wisconsin corporation and wholly owned subsidiary of Parent (“Sub”), and the Company. A copy of the Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Merger Agreement and the consummation of the transactions contemplated thereby have been unanimously approved by the Company’s board of directors (the “Company Board”).
Offer and Merger.  Pursuant to the Merger Agreement, on the terms and subject to the conditions set forth in the Merger Agreement, as soon as practicable (and, in any event, no later than April 6, 2015), Sub will commence a tender offer (the “Offer”) to purchase all of the outstanding shares of common stock of the Company, par value $0.0001 per share (each, a “Share”), at a price per Share of $16.50 (the “Offer Price”), net to the seller thereof in cash, without interest, upon the terms and subject to the conditions and limitations set forth in the Merger Agreement. The Merger Agreement also provides that as soon as practicable following the time at which sufficient funds for the payment of tendered shares are deposited with the paying agent pursuant to the Merger Agreement, Sub will be merged with and into the Company on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”), with the Company continuing as the surviving corporation. As a result of the Merger, the Company will become a wholly-owned subsidiary of Parent.
If Sub holds at least 90% of the outstanding Shares (on a fully-diluted basis) immediately following the completion of the Offer, the parties will effect the Merger as a short-form merger under the Wisconsin Business Corporation Law (“WBCL”) without the need for approval by the Company’s shareholders. Subject to the terms of the Merger Agreement, applicable law and the number of authorized but unissued Shares, the Company has granted Sub an irrevocable option (the “Top-Up Option”), exercisable once, in whole and not in part, at any time during the five business day period after Sub has accepted for payment and pays for all Shares validly tendered pursuant to the Offer, to purchase additional Shares from the Company (the “Top-Up Shares”) as necessary so that Parent and Sub own at least one Share more than 90% of the outstanding Shares (on a fully-diluted basis) immediately after the issuance of the Top-Up Shares. The Top-Up Option is not exercisable unless, immediately after the exercise of the Top-Up Option and the issuance of the Top-Up Shares (and not before), Parent, Sub and their respective subsidiaries would collectively own the minimum number of Shares necessary for Sub to be merged into the Company pursuant to Section 180.1104 of the WBCL without convening a meeting of the Company’s shareholders, no governmental entity of competent jurisdiction has issued or granted any order, writ, injunction, judgment or decree prohibiting the exercise of the Top-Up Option or the delivery of the Top-Up Shares in respect of such exercise, and the issuance of the Top-Up Option does not cause the Company to have shares of common stock of the Company outstanding in excess of the number of shares of common stock of the Company authorized and unissued (treating shares owned by the Company as treasury stock as unissued) and not otherwise reserved or committed for issuance at the time of exercise of the Top-Up Option. Sub will pay the Offer Price for each Share acquired through exercise of the Top-Up Option, with Sub paying the Company the aggregate par value of the Top-Up Option Shares in cash and the balance, at Parent’s election, in cash or by delivery of a promissory note to the Company. Sub shall, and Parent shall cause Sub to, exercise the Top-Up Option in accordance with the applicable terms of the Merger Agreement on the same day as the closing of the Offer if possible and if that is not possible as soon thereafter as possible.
Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time (other than Shares held in the treasury of the Company, Shares owned of record by any wholly-owned subsidiary of the Company, Shares owned of record by Parent, Sub or any of their respective wholly-owned subsidiaries and Shares held by shareholders who properly exercise dissenters’ rights under the WBCL, if available) will be canceled and converted into the right to receive the Offer Price in cash, without interest (the “Merger Consideration”).
The Merger Agreement provides that Parent will provide, or cause to be provided, the Merger Consideration payable to the Company’s shareholders pursuant to the Offer and the Merger.
Conditions to the Offer. The obligations of Sub to accept for payment and pay for any Shares tendered pursuant to the Offer are subject to the satisfaction or, if permissible, waiver of specified conditions, including (i) that there shall have been validly tendered and not validly withdrawn prior to the expiration of the Offer that number of Shares that, when added to the Shares directly or indirectly owned by Parent and its wholly owned subsidiaries, would constitute the greatest of (x) fifty-four percent (54%) of the number of Shares issued and outstanding as of the close of business on March 27, 2015, (y) the number of Shares which, together with the number of Shares issuable immediately after the exercise of the Top-Up Option and the issuance of the Top-Up Shares (and not before), would result in the minimum number of Shares necessary for Purchaser to be merged into the Company pursuant to Section 180.1104 of the WBCL being reached (assuming the issuance of the Top-Up Shares) and (z) a majority of the Shares then issued and outstanding, (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (iii) the absence of the occurrence of a Company Material Adverse Effect (as defined in the Merger Agreement) after the date of the Merger Agreement and (iv) other customary conditions.
Representations, Warranties and Covenants; Non-Solicitation.  The Merger Agreement contains customary representations, warranties and covenants of the Company, Parent and Sub. These covenants include an obligation of the Company to, subject to certain exceptions, conduct its operations in the ordinary course of business, substantially consistent with past practice and to use commercially reasonable efforts to maintain substantially intact its business organization, insurance coverage, business relationships and the goodwill of those having business relationships with it, to the extent permitted by the Merger Agreement. The Merger Agreement also prohibits the Company’s solicitation of third-party proposals relating to the acquisition of more than 20% of the consolidated assets of the Company and its subsidiaries or 20% of the issued and outstanding Shares (a “Competing Proposal”) and restricts the Company’s ability to furnish non-public information to, or participate in any discussions or negotiations with, any third party with respect to any Competing Proposal, subject to certain limited exceptions. The Merger Agreement also contains covenants that require, subject to certain limited exceptions, the Company Board to recommend that the Company’s shareholders accept the Offer and tender their Shares pursuant to the Offer and, to the extent applicable, adopt and approve the Merger Agreement and the Merger. However, the Company Board is permitted to change its recommendation to the Company’s shareholders if the Company Board receives a Superior Proposal (as such term is defined in the Merger Agreement) and certain conditions are satisfied, or in order to comply with the Company Board’s fiduciary duties in connection with an Intervening Event (as defined in the Merger Agreement).
Termination; Termination Fees. The Merger Agreement also provides for certain termination rights for both the Company and Parent. Upon termination of the Merger Agreement under certain circumstances, the Company would be obligated to pay Parent a termination fee of $8,317,000 (the “Termination Fee”). If the time at which Sub accepts for payment all Shares that Sub becomes obligated to purchase pursuant to the Offer does not occur on or before June 28 2015 (the “Outside Date”), either party may terminate the Merger Agreement without payment of any termination fee. However, if all of conditions to the Merger and to Sub’s obligations to accept for payment, and pay for, the Shares tendered pursuant to the Offer, other than the termination or expiration of the waiting period under the Hart-Scott Rodino Act of 1976, as amended, have been satisfied or will be capable of being satisfied, the Outside Date may be extended by either party by written notice to the other party to a date that is no later than July 28, 2015.
Bridge Loan. The Merger Agreement provides for an affiliate of Parent to lend to the Company, concurrently with the execution of the Merger Agreement, the amount required to pay off all amounts owing under that certain Credit Agreement, dated as of June 27, 2013, among the Company, the various lenders party thereto and Sixth Floor Investors LP, as Administrative Agent for said lenders (the “Credit Agreement”), which amount shall be used to repay amounts owing under the Credit Agreement as soon as possible following receipt of such proceeds.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.
The Merger Agreement and the above description of the Merger Agreement have been included to provide investors and security holders with information regarding the terms of the Merger Agreement and are not intended to provide any other factual information about the Company, Parent or their respective subsidiaries or affiliates. The representations and warranties contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made by the parties to each other. Investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of the Company, Parent or any of their respective subsidiaries, affiliates or businesses.
Tender and Support Agreements. Concurrently with the execution and delivery of the Merger Agreement, all members of the Company Board and certain of its executive officers (in each case in their capacity as shareholders of the Company) entered into Tender and Support Agreements (the “Tender and Support Agreements”) with Parent and Sub, which provides, among other things, that such individuals have agreed to tender into the Offer Shares owned of record and beneficially by them, together with any other Shares as to which the individual acquires record and beneficial ownership after the date of the Tender and Support Agreement and prior to the earlier of the Effective Time of the Merger and the termination of all of the individual’s obligations under the Tender and Support Agreement, including any Shares acquired by means of purchase, dividend or distribution, or issued upon the exercise of any warrants or options, or the conversion of any convertible securities or otherwise, and to vote such Shares in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby at any special meeting of Company shareholders called for that purpose. Such shareholders owned of record in the aggregate approximately 8% of the outstanding Shares as of March 30, 2015.
The foregoing summary of the Tender and Support Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the form of Tender and Support Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the Company’s entry into the Merger Agreement, the Company’s outstanding balance and other monetary obligations under the Credit Agreement, became immediately due and payable. On March 30, 2015, the Company made a payment equal to the aggregate outstanding principal balance of the loans and accrued and unpaid interest thereon in the amount of $11,279,334, plus prepayment premiums and termination fees in the amount of $824,000 and certain legal fees and expenses of the Administrative Agent’s counsel. Upon payment of these amounts, the Credit Agreement was terminated, subject to customary surviving contingent obligations of the Company thereunder.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 30, 2015, in connection with the Company’s entry into the Merger Agreement, the Company executed and delivered a promissory note in the principal amount of $12,100,000 to FUJIFILM Holdings America Corporation (the “Promissory Note”). Unpaid principal amounts under the Promissory Note accrue interest at the rate of 8.50% per annum, increasing to 11.50% per annum in the event of an “Event of Default” (as defined in the Promissory Note). Amounts owed pursuant to the Promissory Note will become due and payable on March 30, 2016 or, if earlier, on the date of execution and delivery by the Company of an “Acquisition Agreement” (as defined in the Merger Agreement), and may be prepaid in whole or in part by the Company at any time without premium or penalty.

The foregoing summary of the Promissory Note does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Promissory Note attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information disclosed under Item 1.02 of this Current Report on Form 8-K is incorporated by reference under this Item 2.04.

Item 8.01	Other Events.
On March 30, 2015, the Company and Parent issued a joint press release announcing the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Important Additional Information
This communication is not a recommendation, an offer to purchase or a solicitation of an offer to sell Shares. Sub has not commenced the tender offer for Shares described in this report. Upon commencement of the tender offer, Sub will file with the Securities and Exchange Commission (the “SEC”) a tender offer statement on Schedule TO and related exhibits, including an offer to purchase, a letter of transmittal and other related documents. Following commencement of the tender offer, the Company will file with the SEC a solicitation/recommendation statement on Schedule 14D-9. BEFORE MAKING ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of these documents, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. Copies of the solicitation/recommendation statement and other documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.cellulardynamics.com under the heading “Investors” in the “Financial Information-SEC Filings” section.

Item 9.01 (d)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 30, 2015, by and among FUJIFILM Holdings Corporation, Badger Acquisition Corporation and Cellular Dynamics International, Inc.*
10.1	Form of Tender and Support Agreement
10.2	Promissory Note, dated as of March 30, 2015, made by Cellular Dynamics International, Inc.
99.1	Press Release of Cellular Dynamics International, Inc. and FUJIFILM Holdings Corporation dated March 30, 2015.

* The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cellular Dynamics International, Inc.
Date: March 30, 2015	By: /s/ Anna M. Geyso
Anna M. Geyso
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of March 30, 2015, by and among FUJIFILM Holdings Corporation, Badger Acquisition Corporation and Cellular Dynamics International, Inc.*
10.1	Form of Tender and Support Agreement
10.2	Promissory Note, dated as of March 30, 2015, made by Cellular Dynamics International, Inc.
99.1	Press Release of Cellular Dynamics International, Inc. and FUJIFILM Holdings Corporation dated March 30, 2015.

* The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.